Earnings Release

Mastercard Incorporated Reports Fourth Quarter and Full Year 2023 Financial Results

•Fourth quarter net income of $2.8 billion, and diluted earnings per share (EPS) of $2.97
•Fourth quarter adjusted net income of $3.0 billion, and adjusted diluted EPS of $3.18
•Fourth quarter net revenue of $6.5 billion, an increase of 13%, or 11% on a currency-neutral basis
•Fourth quarter gross dollar volume up 10% and purchase volume up 11%, on a local currency basis
Purchase, NY - January 31, 2024 - Mastercard Incorporated (NYSE: MA) today announced financial results for the fourth quarter and full year 2023.

"We delivered strong earnings and revenue growth for the full year 2023, driven by healthy consumer spending, cross-border volume growth of 24 percent1, and the solid execution of our strategy," said Michael Miebach, CEO of Mastercard. "In the fourth quarter, we signed the third U.S. regulated bank debit portfolio flip to our network within the last twelve months. This is just one illustration of our deal momentum across the globe as we continue to deliver a broad range of unique, diversified products and services to solve our customers’ needs."

Quarterly Results

Fourth Quarter Operating Results			Increase / (Decrease)
$ in billions, except per share data	Q4 2023	Q4 2022	Reported GAAP	Currency-neutral
Net revenue	$6.5	$5.8	13%	11%
Operating expenses	$3.2	$2.6	21%	20%
Operating income	$3.4	$3.2	6%	4%
Operating margin	51.5%	54.7%	(3.2) ppt	(3.4) ppt
Effective income tax rate	16.0%	18.3%	(2.3) ppt	(2.5) ppt
Net income	$2.8	$2.5	11%	9%
Diluted EPS	$2.97	$2.62	13%	12%

Key Fourth Quarter Non-GAAP Results [2]			Increase / (Decrease)
$ in billions, except per share data	Q4 2023	Q4 2022	As adjusted	Currency-neutral
Net revenue	$6.5	$5.8	13%	11%
Adjusted operating expenses	$2.9	$2.6	10%	9%
Adjusted operating margin	56.2%	55.0%	1.2 ppt	1.0 ppt
Adjusted effective income tax rate	17.0%	18.2%	(1.3) ppt	(1.4) ppt
Adjusted net income	$3.0	$2.5	17%	15%
Adjusted diluted EPS	$3.18	$2.65	20%	18%
[1] Mastercard-branded programs only; on a local currency basis.
[2] The Key Fourth Quarter Non-GAAP Results exclude the impact of gains and losses on the Company’s equity investments, special items as described on page 11 (“Fourth Quarter Special Items”) and/or the translational and transactional impact of currency and the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments. See page 11 for the Company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Q4 2023 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 10%	up 18%	up 12%

The following information is provided to aid in understanding Mastercard’s fourth quarter 2023 results, versus the year ago period.
•Net revenue increased 13%, or 11% on a currency-neutral basis. The increase was attributable to growth in our payment network and our value-added services and solutions.
▪Payment network net revenue increased 9%, or 7% on a currency-neutral basis. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 10%, on a local currency basis, to $2.4 trillion.
•Cross-border volume growth of 18% on a local currency basis.
•Switched transactions growth of 12%.
This increase in payment network net revenue includes growth in payment network rebates and incentives provided to customers. Payment network rebates and incentives increased 19%, or 18% on a currency-neutral basis, primarily due to an increase in our key drivers as well as new and renewed deals.
▪Value-added services and solutions net revenue increased 19%, or 17% on a currency-neutral basis. The increase was driven primarily by the continued growth of our cyber and intelligence solutions, driven by our underlying key drivers, the continued scaling of our fraud and security solutions and our identity and authentication solutions, as well as continued growth in our marketing, data analytics, consulting, and loyalty solutions.
•Total operating expenses increased 21%. Excluding the impact of Fourth Quarter Special Items, adjusted operating expenses increased 10%, or 9% on a currency-neutral basis primarily due to higher personnel costs.
•Other income (expense) was favorable $44 million versus the year ago period, primarily due to an increase in investment income and net gains in the current year versus net losses in the prior year related to realized and unrealized fair market value adjustments on marketable and nonmarketable equity securities, partially offset by increased interest expense related to our debt portfolio and losses on sales of certain assets. Adjusted other income (expense) was unfavorable $1 million versus the prior year, primarily due to increased interest expense related to our debt portfolio and losses on sales of certain assets, partially offset by an increase in investment income.
•The effective tax rate for the fourth quarter of 2023 was 16.0%, versus 18.3% for the comparable period in 2022. The adjusted effective tax rate for the fourth quarter of 2023 was 17.0%, versus 18.2% for the comparable period in 2022. Both the as reported and as adjusted effective tax rates were lower in 2023 primarily due to a tax benefit recognized in the current period associated with certain tax capital losses.
•As of December 31, 2023, the Company’s customers had issued 3.3 billion Mastercard and Maestro-branded cards.

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Full Year Results

Full Year Operating Results			Increase / (Decrease)
$ in billions, except per share data	2023	2022	Reported GAAP	Currency-neutral
Net revenue	$25.1	$22.2	13%	13%
Operating expenses	$11.1	$10.0	11%	11%
Operating income	$14.0	$12.3	14%	14%
Operating margin	55.8%	55.2%	0.7 ppt	0.6 ppt
Effective income tax rate	17.9%	15.4%	2.6 ppt	2.4 ppt
Net income	$11.2	$9.9	13%	13%
Diluted EPS	$11.83	$10.22	16%	15%

Key Full Year Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	2023	2022	As adjusted	Currency-neutral
Adjusted net revenue	$25.1	$22.2	13%	13%
Adjusted operating expenses	$10.6	$9.5	10%	11%
Adjusted operating margin	58.0%	57.0%	1.0 ppt	0.9 ppt
Adjusted effective income tax rate	18.5%	15.7%	2.8 ppt	2.7 ppt
Adjusted net income	$11.6	$10.3	12%	12%
Adjusted diluted EPS	$12.26	$10.65	15%	15%
1. The Key Full Year Non-GAAP Results exclude the impact of gains and losses on the Company’s equity investments, special items as described on page 12 (“Full Year Special Items”) and/or the translational and transactional impact of currency and the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments. See page 12 for the Company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Full Year 2023 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 12%	up 24%	up 14%
The following information is provided to aid in understanding Mastercard’s full year 2023 results, versus the year ago period. As a reminder, we suspended our business operations in Russia in March 2022.
•Net revenue increased 13%, as reported and on a currency-neutral basis. Excluding the impact of Full Year Special Items, adjusted net revenue increased 13%, as reported and on a currency-neutral basis. The increase was attributable to growth in our payment network and our value-added services and solutions.
▪Payment network net revenue increased 10%, as reported and on a currency-neutral basis. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 12%, on a local currency basis, to $9.0 trillion.
•Cross-border volume growth of 24% on a local currency basis.
•Switched transactions growth of 14%.
This increase in payment network net revenue includes growth in payment network rebates and incentives provided to customers. Payment network rebates and incentives increased 22%, as reported and on a currency-neutral basis, primarily due to an increase in our key drivers as well as new and renewed deals.

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▪Value-added services and solutions net revenue increased 18%, or 17% on a currency-neutral basis. The increase was driven primarily by the continued growth of our cyber and intelligence solutions, driven by growth of our underlying key drivers and the scaling of our fraud and security solutions, as well as growth of our consulting, marketing, and loyalty solutions.
•Total operating expenses increased 11%. Excluding the impact of Full Year Special Items, adjusted operating expenses increased 10%, or 11% on a currency-neutral basis. This includes a 1 percentage point increase from acquisitions. The remaining increase was primarily due to higher personnel costs.
•Other income (expense) was favorable $163 million, primarily due to an increase in investment income and lower mark-to-market losses on our equity investments in 2023, partially offset by increased interest expense related to our debt portfolio. Adjusted other income (expense) was favorable $79 million versus the prior year, primarily due to an increase in investment income, partially offset by increased interest expense related to our debt portfolio.
•The effective tax rate for 2023 was 17.9%, versus 15.4% for the comparable period in 2022. The adjusted effective tax rate for 2023 was 18.5%, versus 15.7% for the comparable period in 2022. Both the as reported and as adjusted effective tax rates were higher in 2023 primarily due to the release of a $333 million valuation allowance in 2022 and the establishment of a $327 million valuation allowance in 2023, partially offset by the ability to now claim more U.S. foreign tax credits generated in 2022 and 2023.
Return of Capital to Shareholders
During the fourth quarter of 2023, Mastercard repurchased 4.5 million shares at a cost of $1.8 billion and paid $534 million in dividends.
During the full year 2023, Mastercard repurchased 23.8 million shares at a cost of $9.0 billion and paid $2.2 billion in dividends.
Quarter-to-date through January 26, the Company repurchased 1.4 million shares at a cost of $586 million, which leaves $13.6 billion remaining under the approved share repurchase programs.
Fourth Quarter and Full Year 2023 Financial Results Conference Call Details
At 9:00 a.m. ET today, the Company will host a conference call to discuss its fourth quarter 2023 results. The dial-in information for this call is 1-888-330-2508 (Toll-free) and 1-240-789-2735 (Toll dial-in), using passcode 6451878. A replay of the call will be available for 30 days and can be accessed by dialing 1-800-770-2030 (Toll-free) and 1-647-362-9199 (Toll dial-in), using passcode 6451878.
A live audio webcast of this call, along with presentation slides, can also be accessed through the Investor Relations section of the Company’s website at investor.mastercard.com.
Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to the Company’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or

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industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.
Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:
•regulation directly related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates and surcharging)
•the impact of preferential or protective government actions
•regulation of privacy, data, security and the digital economy
•regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, countering the financing of terrorism, economic sanctions and anti-corruption, account-based payments systems, and issuer and acquirer practices regulation)
•the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions
•potential or incurred liability and limitations on business related to any litigation or litigation settlements
•the impact of competition in the global payments industry (including disintermediation and pricing pressure)
•the challenges relating to rapid technological developments and changes
•the challenges relating to operating a real-time account-based payments system and to working with new customers and end users
•the impact of information security incidents, account data breaches or service disruptions
•issues related to our relationships with our stakeholders (including loss of substantial business from significant customers, competitor relationships with our customers, consolidation amongst our customers, merchants’ continued focus on acceptance costs and unique risks from our work with governments)
•the impact of global economic, political, financial and societal events and conditions, including adverse currency fluctuations and foreign exchange controls
•reputational impact, including impact related to brand perception and lack of visibility of our brands in products and services
•the impact of environmental, social and governance matters and related stakeholders reaction
•the inability to attract, hire and retain a highly qualified and diverse workforce, or maintain our corporate culture
•issues related to acquisition integration, strategic investments and entry into new businesses
•exposure to loss or illiquidity due to our role as guarantor and other contractual obligations
•issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the Company’s actual results to differ materially from expected results, please see the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequent reports on Forms 10-Q and 8-K.

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About Mastercard (NYSE: MA)
Mastercard is a technology company in the global payments industry. Our mission is to connect and power an inclusive, digital economy that benefits everyone, everywhere by making transactions safe, simple, smart and accessible. Using secure data and networks, partnerships and passion, our innovations and solutions help individuals, financial institutions, governments and businesses realize their greatest potential. With connections across more than 210 countries and territories, we are building a sustainable world that unlocks priceless possibilities for all.
www.mastercard.com

Contacts:

Investor Relations:	Media Relations:
Devin Corr or Jud Staniar	Seth Eisen
investor.relations@mastercard.com	Seth.Eisen@mastercard.com
914-249-4565	914-249-3153

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Consolidated Statement of Operations (Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(in millions, except per share data)		(in millions, except per share data)
Net Revenue	$6,548	$5,817	$25,098	$22,237
Operating Expenses:
General and administrative	2,399	2,218	8,927	8,078
Advertising and marketing	264	216	825	789
Depreciation and amortization	205	184	799	750
Provision for litigation	308	15	539	356
Total operating expenses	3,176	2,633	11,090	9,973
Operating income	3,372	3,184	14,008	12,264
Other Income (Expense):
Investment income	89	33	274	61
Gains (losses) on equity investments, net	34	(12)	(61)	(145)
Interest expense	(148)	(127)	(575)	(471)
Other income (expense), net	(26)	11	(7)	23
Total other income (expense)	(51)	(95)	(369)	(532)
Income before income taxes	3,321	3,089	13,639	11,732
Income tax expense	530	564	2,444	1,802
Net Income	$2,791	$2,525	$11,195	$9,930
Basic Earnings per Share	$2.98	$2.63	$11.86	$10.26
Basic weighted-average shares outstanding	936	960	944	968
Diluted Earnings per Share	$2.97	$2.62	$11.83	$10.22
Diluted weighted-average shares outstanding	939	963	946	971

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Consolidated Balance Sheet (Unaudited)
	December 31, 2023	December 31, 2022
	(in millions, except per share data)

Assets
Current assets:
Cash and cash equivalents	$8,588	$7,008
Restricted cash for litigation settlement	—	589
Restricted security deposits held for customers	1,845	1,568
Investments	592	400
Accounts receivable	4,060	3,425
Settlement assets	1,233	1,270
Prepaid expenses and other current assets	2,643	2,346
Total current assets	18,961	16,606
Property, equipment and right-of-use assets, net of accumulated depreciation and amortization of $2,237 and $1,904, respectively	2,061	2,006
Deferred income taxes	1,355	1,151
Goodwill	7,660	7,522
Other intangible assets, net of accumulated amortization of $2,209 and $1,960, respectively	4,086	3,859
Other assets	8,325	7,580
Total Assets	$42,448	$38,724

Liabilities, Redeemable Non-controlling Interests and Equity
Current liabilities:
Accounts payable	$834	$926
Settlement obligations	1,399	1,111
Restricted security deposits held for customers	1,845	1,568
Accrued litigation	723	1,094
Accrued expenses	8,517	7,801
Short-term debt	1,337	274
Other current liabilities	1,609	1,397
Total current liabilities	16,264	14,171
Long-term debt	14,344	13,749
Deferred income taxes	369	393
Other liabilities	4,474	4,034
Total Liabilities	35,451	32,347

Commitments and Contingencies

Redeemable Non-controlling Interests	22	21

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,402 and 1,399 shares issued and 927 and 948 shares outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 7 and 8 shares issued and outstanding, respectively	—	—
Additional paid-in-capital	5,893	5,298
Class A treasury stock, at cost, 475 and 451 shares, respectively	(60,429)	(51,354)
Retained earnings	62,564	53,607
Accumulated other comprehensive income (loss)	(1,099)	(1,253)
Mastercard Incorporated Stockholders' Equity	6,929	6,298
Non-controlling interests	46	58
Total Equity	6,975	6,356
Total Liabilities, Redeemable Non-controlling Interests and Equity	$42,448	$38,724

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Consolidated Statement of Cash Flows (Unaudited)
	For the Years Ended December 31,
	2023	2022
	(in millions)
Operating Activities
Net income	$11,195	$9,930
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer incentives	1,622	1,586
Depreciation and amortization	799	750
(Gains) losses on equity investments, net	61	145
Share-based compensation	460	295
Deferred income taxes	(236)	(651)
Other	22	44
Changes in operating assets and liabilities:
Accounts receivable	(546)	(481)
Income taxes receivable	(171)	12
Settlement assets	40	48
Prepaid expenses	(2,438)	(2,175)
Accrued litigation and legal settlements	(375)	240
Restricted security deposits held for customers	277	(305)
Accounts payable	(99)	190
Settlement obligations	282	201
Accrued expenses	571	1,188
Long-term taxes payable	(129)	(121)
Net change in other assets and liabilities	645	299
Net cash provided by operating activities	11,980	11,195
Investing Activities
Purchases of investment securities available-for-sale	(300)	(267)
Purchases of investments held-to-maturity	(347)	(239)
Proceeds from sales of investment securities available-for-sale	87	54
Proceeds from maturities of investment securities available-for-sale	191	211
Proceeds from maturities of investments held-to-maturity	157	265
Purchases of property and equipment	(371)	(442)
Capitalized software	(717)	(655)
Purchases of equity investments	(89)	(88)
Proceeds from sales of equity investments	44	7
Acquisition of businesses, net of cash acquired	—	(313)
Other investing activities	(6)	(3)
Net cash used in investing activities	(1,351)	(1,470)
Financing Activities
Purchases of treasury stock	(9,032)	(8,753)
Dividends paid	(2,158)	(1,903)
Proceeds from debt, net	1,554	1,123
Payment of debt	—	(724)
Acquisition of redeemable non-controlling interests	—	(4)
Tax withholdings related to share-based payments	(89)	(141)
Cash proceeds from exercise of stock options	237	90
Other financing activities	—	(16)
Net cash used in financing activities	(9,488)	(10,328)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	128	(103)
Net (decrease) increase in cash, cash equivalents, restricted cash and restricted cash equivalents	1,269	(706)
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	9,196	9,902
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$10,465	$9,196

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Non-GAAP Financial Information
Mastercard discloses the following non-GAAP financial measures: adjusted net revenue, adjusted operating expenses, adjusted operating margin, adjusted other income (expense), adjusted effective income tax rate, adjusted net income and adjusted diluted earnings per share (as well as related applicable growth rates versus the comparable period in the prior year). These non-GAAP financial measures exclude the impact of gains and losses on the Company’s equity investments which includes mark-to-market fair value adjustments, impairments and gains and losses upon disposition, as well as the related tax impacts. These non-GAAP financial measures also exclude the impact of special items, where applicable, which represent litigation judgments and settlements and certain one-time items, as well as the related tax impacts. The Company excludes these Special Items because management evaluates the underlying operations and performance of the Company separately from these recurring and nonrecurring items.
In addition, the Company presents growth rates adjusted for the impact of currency, which is a non-GAAP financial measure. Currency-neutral growth rates are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts on operating results, as well as removing the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments. The impact of currency translation represents the effect of translating operating results where the functional currency is different from the Company’s U.S. dollar reporting currency. The impact of the transactional currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency of the entity. The impact of the related realized gains and losses resulting from the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments is recognized in the respective financial statement line item on the statement of operations when the underlying forecasted transactions impact earnings. The Company believes the presentation of currency-neutral growth rates provides relevant information to facilitate an understanding of its operating results.
The Company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The Company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation.
The Company includes reconciliations of the requisite non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial measures should not be considered in isolation or as a substitute for the Company’s related financial results prepared in accordance with GAAP.

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Non-GAAP Reconciliations (QTD)
	Three Months Ended December 31, 2023
	Net revenue	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$6,548	$3,176	51.5%	$(51)	16.0%	$2,791	$2.97
(Gains) losses on equity investments [1]	**	**	**	(34)	(0.1)%	(27)	(0.03)
Litigation provisions [2]	**	(308)	4.7%	**	1.1%	221	0.24
Adjusted - Non-GAAP	$6,548	$2,868	56.2%	$(85)	17.0%	$2,985	$3.18

	Three Months Ended December 31, 2022
	Net revenue	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$5,817	$2,633	54.7%	$(95)	18.3%	$2,525	$2.62
(Gains) losses on equity investments [1]	**	**	**	12	(0.1)%	12	0.01
Litigation provisions [3]	**	(15)	0.3%	**	—%	12	0.01
Adjusted - Non-GAAP	$5,817	$2,617	55.0%	$(84)	18.2%	$2,548	$2.65

	Three Months Ended December 31, 2023 as compared to the Three Months Ended December 31, 2022
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	13%	21%	(3.2)	ppt	(2.3)	ppt	11%	13%
(Gains) losses on equity investments [1]	**	**	**		—	ppt	(2)%	(2)%
Litigation provisions [2,3]	**	(11)%	4.4	ppt	1.0	ppt	8%	8%
Adjusted - Non-GAAP	13%	10%	1.2	ppt	(1.3)	ppt	17%	20%
Currency impact [4]	(2)%	(1)%	(0.3)	ppt	(0.2)	ppt	(2)%	(2)%
Adjusted - Non-GAAP - currency-neutral	11%	9%	1.0	ppt	(1.4)	ppt	15%	18%
Note:    Tables may not sum due to rounding.
**    Not applicable

Gains and Losses on Equity Investments
1.Q4’23 net pre-tax gains of $34 million and Q4’22 net pre-tax losses of $12 million primarily related to realized and unrealized fair market value adjustments on marketable and nonmarketable equity securities.
Fourth Quarter Special Items
2.Q4’23 pre-tax charges of $308 million related to litigation provisions which included pre-tax charges of $175 million as a result of settlements with a number of U.K. and Pan-European merchants and $133 million as a result of a change in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation.
3.Q4’22 pre-tax charges of $15 million as a result of settlements (both final and agreements in principle) with a number of U.K. merchants.

Other Notes
4.Represents the translational and transactional impact of currency and the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments.

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Non-GAAP Reconciliations (Full Year)
	Twelve Months Ended December 31, 2023
	Net revenue	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$25,098	$11,090	55.8%	$(369)	17.9%	$11,195	$11.83
(Gains) losses on equity investments [1]	**	**	**	61	0.1%	36	0.04
Litigation Provisions [2]	**	(539)	2.1%	**	0.5%	376	0.40
Adjusted - Non-GAAP	$25,098	$10,551	58.0%	$(308)	18.5%	$11,607	$12.26

	Twelve Months Ended December 31, 2022
	Net revenue	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$22,237	$9,973	55.2%	$(532)	15.4%	$9,930	$10.22
(Gains) losses on equity investments [1]	**	**	**	145	—%	126	0.13
Litigation provisions [3]	**	(356)	1.6%	**	0.3%	263	0.27
Russia-related impacts [4]	(37)	(67)	0.2%	**	—%	24	0.02
Adjusted - Non-GAAP	$22,200	$9,549	57.0%	$(387)	15.7%	$10,342	$10.65

	Twelve Months Ended December 31, 2023 as compared to the Twelve Months Ended December 31, 2022
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	13%	11%	0.7	ppt	2.6	ppt	13%	16%
(Gains) losses on equity investments [1]	**	**	**		0.1	ppt	(1)%	(1)%
Litigation provisions [2,3]	**	(1)%	0.5	ppt	0.1	ppt	1%	1%
Russia-related impacts [4]	—%	1%	(0.1)	ppt	—	ppt	—%	—%
Adjusted - Non-GAAP	13%	10%	1.0	ppt	2.8	ppt	12%	15%
Currency impact [5]	—%	—%	(0.1)	ppt	(0.1)	ppt	—%	—%
Adjusted - Non-GAAP - currency-neutral	13%	11%	0.9	ppt	2.7	ppt	12%	15%
Note:    Tables may not sum due to rounding.
**    Not applicable

Gains and Losses on Equity Investments
1.Full Year 2023 and 2022 net pre-tax losses of $61 million and $145 million primarily related to unrealized fair market value adjustments on marketable and nonmarketable equity securities.
Full Year Special Items
2.Full Year 2023 pre-tax charges of $539 million related to litigation provisions which included pre-tax charges of $344 million as a result of changes in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation, and $195 million as a result of settlements with a number of U.K. and Pan-European merchants.
3.Full Year 2022 pre-tax charges of $356 million related to litigation provisions which included pre-tax charges of $223 million as a result of settlements (both final and agreements in principle) with a number of U.K. merchants and $133 million as a result of a change in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation.
4.Full Year 2022 net pre-tax charge of $30 million directly related to imposed sanctions and the suspension of our business operations in Russia. The net charge was comprised of general and administrative expenses of $67 million, primarily related to incremental employee-related costs and reserves on uncollectible balances with certain sanctioned customers. This charge was offset by net benefits of $37 million in net revenue, primarily related to a reduction in payment network rebates and incentives liabilities as a result of lower estimates of customer performance for certain customer business agreements due to the suspension of our business operations in Russia.
Other Notes
5.Represents the translational and transactional impact of currency and the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments.

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Mastercard Incorporated Operating Performance
	For the 3 Months Ended December 31, 2023
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$587	5.6%	7.7%	$436	9.9%	10,772	11.3%	$151	1.7%	1,510	940
Canada	68	7.9%	8.2%	66	7.6%	1,062	11.9%	2	29.0%	8	80
Europe	761	17.5%	15.8%	602	17.7%	17,195	16.6%	159	9.1%	988	815
Latin America	208	23.6%	17.6%	148	20.2%	6,060	17.1%	60	11.6%	460	445
Worldwide less United States	1,625	13.2%	12.6%	1,253	14.6%	35,089	14.9%	372	6.5%	2,965	2,280
United States	727	4.2%	4.2%	667	4.5%	10,217	5.4%	60	0.4%	279	664
Worldwide	2,352	10.3%	9.9%	1,920	10.9%	45,307	12.6%	432	5.6%	3,245	2,944
Mastercard Credit and Charge Programs
Worldwide less United States	733	12.7%	13.4%	693	13.3%	15,341	12.8%	39	15.6%	174	792
United States	382	5.5%	5.5%	372	5.5%	4,022	6.6%	10	2.9%	9	325
Worldwide	1,115	10.1%	10.5%	1,065	10.4%	19,363	11.4%	49	12.8%	184	1,117
Mastercard Debit Programs
Worldwide less United States	892	13.6%	12.0%	560	16.2%	19,748	16.5%	333	5.5%	2,791	1,489
United States	345	2.8%	2.8%	295	3.3%	6,195	4.6%	50	(0.1)%	270	338
Worldwide	1,237	10.4%	9.2%	855	11.4%	25,944	13.5%	383	4.7%	3,061	1,827

	For the 12 Months Ended December 31, 2023
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$2,287	3.4%	8.5%	$1,690	11.0%	40,639	12.3%	$597	2.0%	6,021	940
Canada	257	5.8%	9.6%	250	9.2%	3,984	12.8%	8	24.4%	28	80
Europe	2,902	19.3%	20.3%	2,285	23.3%	64,477	19.4%	617	10.2%	3,897	815
Latin America	746	22.0%	17.8%	529	19.2%	22,144	16.2%	217	14.3%	1,722	445
Worldwide less United States	6,193	12.6%	14.9%	4,754	17.4%	131,244	16.4%	1,440	7.3%	11,668	2,280
United States	2,837	5.9%	5.9%	2,591	6.2%	39,582	6.2%	245	2.6%	1,142	664
Worldwide	9,030	10.4%	11.9%	7,345	13.2%	170,826	13.9%	1,685	6.6%	12,810	2,944
Mastercard Credit and Charge Programs
Worldwide less United States	2,818	11.2%	14.4%	2,666	14.3%	57,604	12.1%	152	16.4%	673	792
United States	1,473	8.6%	8.6%	1,432	8.4%	15,367	9.6%	41	14.3%	36	325
Worldwide	4,291	10.3%	12.3%	4,098	12.1%	72,972	11.5%	193	16.0%	709	1,117
Mastercard Debit Programs
Worldwide less United States	3,375	13.8%	15.3%	2,087	21.7%	73,640	20.0%	1,288	6.3%	10,995	1,489
United States	1,364	3.1%	3.1%	1,160	3.6%	24,214	4.1%	204	0.5%	1,106	338
Worldwide	4,739	10.5%	11.5%	3,247	14.6%	97,854	15.7%	1,491	5.4%	12,101	1,827

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year ago period.

Mastercard Incorporated Operating Performance (continued)
	For the 3 Months ended December 31, 2022
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$556	(4.4)%	6.5%	$405	8.7%	9,679	12.1%	$151	0.8%	1,575	900
Canada	63	4.6%	12.7%	62	12.4%	949	10.9%	2	23.0%	6	72
Europe	647	(5.1)%	5.6%	502	12.8%	14,744	(6.7)%	145	(13.5)%	993	722
Latin America	169	21.1%	20.9%	119	23.3%	5,176	19.2%	50	15.7%	421	378
Worldwide less United States	1,435	(1.9)%	7.8%	1,087	12.2%	30,548	3.1%	348	(4.0)%	2,995	2,073
United States	698	7.1%	7.1%	638	7.9%	9,695	3.8%	60	—%	285	623
Worldwide	2,133	0.9%	7.6%	1,726	10.6%	40,243	3.3%	407	(3.4)%	3,280	2,696
Mastercard Credit and Charge Programs
Worldwide less United States	650	(1.4)%	9.1%	615	10.0%	13,601	4.8%	35	(4.2)%	166	756
United States	362	13.9%	13.9%	353	13.7%	3,775	11.8%	10	25.4%	9	306
Worldwide	1,012	3.6%	10.8%	968	11.3%	17,376	6.3%	44	0.9%	175	1,062
Mastercard Debit Programs
Worldwide less United States	785	(2.4)%	6.8%	472	15.3%	16,947	1.7%	313	(4.0)%	2,829	1,316
United States	336	0.7%	0.7%	286	1.5%	5,920	(0.7)%	50	(3.7)%	276	317
Worldwide	1,121	(1.5)%	4.9%	758	9.7%	22,867	1.1%	363	(3.9)%	3,105	1,634

	For the 12 Months ended December 31, 2022
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$2,213	2.5%	10.5%	$1,597	13.3%	36,175	15.6%	$615	3.7%	6,168	900
Canada	243	13.7%	18.3%	237	18.5%	3,531	14.6%	6	9.9%	22	72
Europe	2,433	(0.3)%	12.1%	1,864	20.4%	53,997	(3.5)%	568	(8.5)%	3,881	722
Latin America	612	28.0%	29.2%	432	33.0%	19,057	28.9%	180	20.7%	1,547	378
Worldwide less United States	5,501	3.9%	13.4%	4,131	18.6%	112,761	7.3%	1,370	—%	11,619	2,073
United States	2,679	10.1%	10.1%	2,440	12.2%	37,277	6.3%	239	(7.1)%	1,160	623
Worldwide	8,180	5.9%	12.3%	6,571	16.1%	150,038	7.1%	1,609	(1.1)%	12,779	2,696
Mastercard Credit and Charge Programs
Worldwide less United States	2,535	5.8%	15.4%	2,401	16.4%	51,404	10.5%	134	(1.1)%	632	756
United States	1,357	21.9%	21.9%	1,321	21.9%	14,024	18.4%	36	25.2%	34	306
Worldwide	3,891	10.9%	17.6%	3,722	18.3%	65,428	12.1%	170	3.5%	666	1,062
Mastercard Debit Programs
Worldwide less United States	2,966	2.4%	11.7%	1,730	21.8%	61,357	4.8%	1,236	0.1%	10,987	1,316
United States	1,323	0.2%	0.2%	1,120	2.5%	23,253	0.1%	203	(11.2)%	1,126	317
Worldwide	4,289	1.7%	7.9%	2,850	13.4%	84,610	3.5%	1,439	(1.6)%	12,113	1,634

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year ago period.

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Footnote
The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.
Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.
For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements and includes the impact of balance transfers and convenience checks obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.
The Mastercard payment products are comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of currencies against the U.S. dollar in calculating such rates of change.
The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers. Starting in the first quarter of 2022, data related to sanctioned Russian banks was not reported to us and therefore such amounts are not included. Subsequent to the suspension of our business operations in Russia in March 2022, there is no Russian data to be reported.
Performance information for prior periods can be found in the Investor Relations section of the Mastercard website at investor.mastercard.com.

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